UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 16, 2006

FIRSTGOLD CORP.
(Exact Name of Registrant as Specified in Charter)

Delaware	0-20722	16-1400479
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 Capitol Mall, Suite 900 Sacramento, CA	95814
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (916) 449-3913

Same
(Former name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registrant’s Certifying Accountant

On December 16, 2006, the Company received notification by an e-mail from its current independent registered public accountants, Singer Lewak Greenbaum & Goldstein LLP (“SLGG”), Certified Public Accountants, that SLGG has decided not to continue as the Company’s independent public accountants. The email indicated that SLGG would complete its current 10-QSB SAS 100 review as well as assist the Company with its recently filed registration statements. The Company’s Audit Committee has commenced evaluating new accounting firms to replace SLGG. The Company expects to engage a new independent accounting firm in time to conduct the Company’s fiscal year-end audit.

During the two fiscal years ended January 31, 2006 and 2005 and as of December 16, 2006, there were no disagreements with SLGG on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of SLGG, would have caused them to make reference in connection with their report to the subject matter of the disagreement. Furthermore, SLGG has not advised the Company of any reportable events as defined in Item 304(a)(1)(iv)(B) of Regulation S-B.

The report of the independent registered public accounting firm of SLGG as of and for the years ended January 31, 2006 and 2005, did not contain any adverse opinion or disclaimer of opinion, nor was it qualified or modified as to audit scope or accounting principle. However, the reports contained a “going concern” paragraph.

A copy of the foregoing disclosures was provided to SLGG prior to the date of the filing of this report. SLGG has furnished the Company with a copy of its letter addressed to the Securities and Exchange Commission stating it agrees with the statements above..

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits
16	Letter from Singer Lewak Greenbaum & Goldstein LLP dated December 22, 2006

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 22, 2006	FIRSTGOLD, CORP.

By: /s/ JAMES KLUBER James Kluber Chief Financial Officer (Duly Authorized Officer)